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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                                January 18, 2000

                              ---------------------


                                 MICRO-ASI, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


       STATE OF TEXAS                  000-27027                 75-2586030
(STATE OR OTHER JURISDICTION OF  (COMMISSION FILE NUMBER)     (I.R.S. EMPLOYER
       INCORPORATION)                                        IDENTIFICATION NO.)

                              ---------------------

                   12655 NORTH CENTRAL EXPRESSWAY, SUITE 1000
                               DALLAS, TEXAS 75243
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

                                  (972)392-9636
                     (TELEPHONE NUMBER, INCLUDING AREA CODE)

                              ---------------------


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Effective January 18, 2000, Micro-ASI, Inc., a Texas corporation (the "Registrant"), completed the acquisition of the outstanding common stock (the "BTI Common Stock") of Best Technologies, Inc., a Texas corporation ("BTI"), from the sole shareholder of BTI (the "Seller"), pursuant to a stock purchase agreement (including all Exhibits and Schedules thereto and documents executed in connection therewith, the "Agreement"). BTI is an electronics contract manufacturer headquartered in Wylie, Texas. In connection with the Agreement, one share of preferred stock of BTI (The BTI Preferred Stock") was created and issued to the Seller. The Company, as the holder of the BTI Common Stock, has the right to appoint one director to the three member Board of Directors of BTI. Seller, as holder of the BTI Preferred Stock has the right to appoint two directors to the three-member Board of Directors of BTI and certain other voting rights. Pursuant to the Agreement, the Company will receive the outstanding BTI Preferred Stock upon the satisfaction of certain obligations, including, but not limited to, the completion of an initial public offering by the Company.

The total aggregate purchase price for the BTI Common Stock is approximately $5.3 million. The purchase price includes (i) a promissory note from the Company to the Seller in the amount of $2,500,000, due the earlier of (a) December 31, 2001 or (b) ten days after the completion of an initial public offering by the Company (the "Purchase Note"); (ii) a convertible note from the Company to the Seller in the amount of $1,416,677 due December 31, 2001, which is immediately convertible into 1,416,677 shares of Common Stock of the Company $.001 par value (the "Convertible Note"); (iii) a promissory note from BTI to the Seller and guaranteed by the Company in the amount of $600,000, due the earlier of (a) March 31, 2000 or (b) ten days after the completion of one or more private placements having an aggregate gross offering amount in excess of $6,000,000 (the "Cash Note"); and (iv) a contribution from the Company to the capital of BTI consisting of $750,000 of property and equipment used in BTI's flip-chip assembly due ninety days after the completion of one or more private placements having an aggregate gross offering amount in excess of $6,000,000 (the "Capital Contribution"). Furthermore, the payment of the Cash Note, the Purchase Note and the Convertible Note are secured by a stock pledge agreement pursuant to which the Company has pledged all of the BTI Common Stock. The purchase price is not subject to any post-closing adjustments.

The consideration paid by the Registrant was determined pursuant to arms' length negotiations and took into account various factors concerning the valuation of the business of BTI, including valuations of comparable companies and the business and operating results of BTI. Registrant will account for the stock acquisition of BTI as a purchase.

The shares of Company Common Stock, which may be issued pursuant to the Agreement, are not registered under the Securities Act of 1933, as amended (the "Securities Act") in reliance upon the exemptions provided by Section 4(2) under the Securities Act.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial statements of the business acquired.

                  (1)      The financial statements by this item will be filed


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                           by amendment not later than 75 days the consummation
                           of the acquisition.

         (b)      Pro forma financial information.

                  (1) The pro forma financial statements required by this item will be filed by amendment not later than 75 days after the consummation of the acquisition.

         (c)      Exhibits.

                  2.1      Agreement and Plan of Reorganization dated January
                           18, 1999.


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          MICRO-ASI, INC.


JANUARY 18, 2000                          /s/  JOEL E. CLAYBROOK
                                          --------------------------------------
                                          JOEL E. CLAYBROOK
                                          President and CEO


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                                INDEX TO EXHIBITS


                                                                  SEQUENTIALLY
EXHIBIT                                                             NUMBERED
NUMBER                          DESCRIPTION                           PAGE
--------------------------------------------------------------------------------
2.1                       Stock Purchase Agreement                           5
                            Exhibit A                                       18
                            Exhibit B                                       20
                            Exhibit C                                       23
                            Exhibit D                                       25
                            Exhibit E                                       31
                            Exhibit F                                       37



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